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Exhibit 11

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                              2004          2003        2002
                                                           -----------  -----------  -----------
BASIC EARNINGS PER SHARE
Net income                                                 $12,718,220  $15,307,893  $15,102,300
                                                           ===========  ===========  ===========

Divide by: Weighted average shares outstanding              13,481,397   13,438,007   13,547,299
                                                           ===========  ===========  ===========

Basic earnings per share                                   $      0.94  $      1.14  $      1.11
                                                           ===========  ===========  ===========

DILUTED EARNINGS PER SHARE
Net income                                                 $12,718,220  $15,307,893  $15,102,300
                                                           ===========  ===========  ===========

Divide by: Weighted average shares outstanding              13,481,397   13,438,007   13,547,299
            Potentially dilutive effect of stock options        49,827       78,693        5,270
                                                           -----------  -----------  -----------
           Weighted average shares outstanding, including
             potentially dilutive effect of stock options   13,531,224   13,516,700   13,552,569
                                                           ===========  ===========  ===========

Diluted earnings per share                                 $      0.94  $      1.13  $      1.11
                                                           ===========  ===========  ===========